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                                                                    EXHIBIT 4.11

                          Number of Shares:
                                            ----------
                         FORM OF U.S. TECHNOLOGIES INC.
                          COMMON STOCK PURCHASE WARRANT

THIS WARRANT AND THE SHARES PURCHASABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, NOTWITHSTANDING ANY OTHER PROVISION OF THIS WARRANT, MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES (REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL), OR AN OPINION OF THE CORPORATION'S COUNSEL, STATING THAT SUCH SALE, TRANSFER, OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

         FOR VALUE RECEIVED, ______________________ or any successor in interest (the "Holder"), is entitled to purchase from US. Technologies Inc., a Delaware corporation (the "Corporation"), subject to the terms and conditions herein set forth, at any time after [the Closing Date of the Merger] (the "Commencement Date") and before 5:00 p.m. Eastern Standard Time on __________________, 2004
[3 years after the Closing Date of the Merger] (the "Expiration Date"), ____________ shares of duly authorized, validly issued, fully paid and nonassessable Common Stock of the Corporation, US$0.02 par value (the "Warrant Shares"), subject to adjustment of the number of shares constituting the Warrant Shares as hereinafter provided. The Holder is entitled to purchase the Warrant Shares for an exercise price of [the average price of the Corporation Common Stock as reported on the "Over the Counter Market" ("OTC BB"), or other nationally recognized market quotation system, for the 20 trading days immediately prior to the closing date of the Acquisition, but in any event not less than $0.25 per share] per share, subject to adjustment as hereinafter provided (the "Exercise Price"), and is entitled also to exercise the other appurtenant rights, powers, and privileges hereinafter set forth.

Definitions.

         For all purposes of this Warrant, unless the context otherwise requires, the following terms have the following meanings:

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, a Person shall be deemed to control another Person if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

         "Business Day" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks under the laws of Washington, D.C..

         "Closing Price" has the meaning ascribed to that term in Section 0.


                                                                    Exhibit 4.11
                                                                          Page 1
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         "Commencement Date" has the meaning ascribed to that term in the forepart of this Agreement.

         "Common Stock" means the Corporation's authorized Common Stock, par value $0.02 per share.

         "Common Stock Equivalents" has the meaning ascribed to that term in
Section 0.

         "Corporation" means U.S. Technologies Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor corporation.

         "Current Market Price"

         "Current Market Price" means, for any date, the average of the daily Closing Prices per share of Common Stock for the 20 consecutive trading days immediately prior to such date. The "Closing Price" per share of Common Stock for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the "Over the Counter Market" ("OTC BB"), the NASDAQ National Market System, the New York Stock Exchange or the American Stock Exchange, as applicable. If on any such trading day or days such securities are not quoted by any such organization, such trading day or days shall be replaced for purposes of the foregoing calculation by the requisite trading day or days preceding the commencement of such 20 trading day period on which such securities are so quoted. If shares of Common Stock are not so listed or traded, the Current Market Price shall mean the fair value per share of Common Stock as determined in good faith by the Board of Directors, whose determination shall be described in a notice to the Holders, based on (a) the most recently completed arm's-length transaction between the Corporation and a Person other than an existing shareholder or other Affiliate of the Corporation, the closing of which occurred on such date or within the three-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such three-month period, the advice of an independent financial expert selected by the unanimous agreement of all Directors.

         "Current Market Price of this Warrant" means the Current Market Price of the Common Stock subject to this Warrant minus the Exercise Price of this Warrant established in accordance with Article 4.

         "Exercise Price" means the exercise price for the Warrant Shares established in accordance with Article 4.

         "Existing Stock" shall have the meaning ascribed to that term in
Section 4.4 hereof.

         "Expiration Date" has the meaning ascribed to that term in the forepart of this Agreement.

         "Holder" means _________________________, and its successors or permitted assigns as holder of this Warrant.

         "1933 Act" means the Securities Act of 1933, as amended.

         "Person" means any natural person, sole proprietorship, general partnership, limited partnership, limited liability Company, joint venture, trust, unincorporated organization, association, corporation, institution, private or governmental entity, or party.


                                                                    Exhibit 4.11
                                                                          Page 2
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         "Rights" has the meaning ascribed to that term in Section 0.

         "Subscription Notice" means a written notice to the Corporation of Holder's election to exercise its rights under the Warrant to purchase Common Stock, in substantially the form appearing at the end of this Warrant.

         "Warrant" means this Warrant and any warrants issued on or in substitution for this Warrant including warrants issued in exchange for this Warrant pursuant to Article 2 hereof.

         "Warrant Shares" means the shares of Common Stock or other securities acquired or to be acquired upon the exercise of the Warrant.

         Exercise of Warrant; Division of Warrant.

         Partial Exercise. This Warrant may be exercised, in whole or in part, on or after the Commencement Date and until and including the Expiration Date. In the event of a partial exercise, the Corporation shall execute and deliver to the Holder (or to such other Person as shall be designated in the Subscription Notice) a new Warrant covering the unexercised portion of the Warrant Shares.

         Procedure. To exercise this Warrant, the Holder shall deliver to the Corporation at its principal office at the address set forth in Section 8.2 hereof:

         - a written notice, in substantially the form of the Subscription Notice appearing at the end of this Warrant, of the Holder's election to exercise this Warrant;

         - a cashier's or certified check payable to the Corporation in the amount of the Exercise Price; and

         -        this Warrant.

         The Corporation shall as promptly as practicable, and in any event within five Business Days after receipt of such notice, execute and deliver or cause to be executed and delivered one or more certificates representing the aggregate number of shares of Warrant Shares to which the Holder is entitled and, if this Warrant is exercised in part, a new Warrant as set forth in Section 0.

         Name and Effective Date. The stock certificate(s) so delivered shall be issued in the name of the Holder or such other name as shall be designated in the Subscription Notice. Such certificate(s) shall be deemed to have been issued and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date the Corporation actually receives the Subscription Notice.

         Expenses. The Corporation shall pay all expenses, taxes, and other charges payable in connection with the preparation, issue, and delivery of such stock certificate(s), except that, in case such stock certificate(s) shall be registered in a name or names other than the name of the Holder of this Warrant, stock transfer taxes that are payable upon the issuance of such stock certificate(s) shall be paid by the Holder hereof.

         Legal Requirements. The Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable.


                                                                    Exhibit 4.11
                                                                          Page 3
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         No Fractional Shares. The Corporation shall not be required to issue fractional shares of Warrant Shares upon exercise of this Warrant. At the Corporation's discretion, in the-event the Corporation determines not to issue fractional shares, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Current Market Price.

         Registration: Exchange of Warrant. The Corporation will keep at its principal office a register in which the Corporation will provide for the registration and transfer of this Warrant. The Holder of this Warrant, or of any warrant substituted therefor pursuant to the provisions of this Section 0, may, at its option, in person or by duly authorized attorney, surrender the same for exchange at such principal office of the Corporation and, within a reasonable time thereafter and without expense (other than transfer taxes, if any), receive in exchange therefor one or more duly executed warrants each evidencing the right to receive one share of Common Stock of the Corporation or such other whole number of shares as may be designated by the Holder at the time of surrender. The Corporation covenants and agrees to take and cause to be taken all action necessary to effect such registrations, transfers and exchanges. The Corporation and any agent of the Corporation may treat the person in whose name a warrant is registered as the owner of the warrant for all purposes hereunder and neither the Corporation or such agent shall be affected by notice to the contrary.

         Cashless Exercise. Notwithstanding Section 0 of this Warrant or any other provision of this Warrant to the contrary, in addition to the Holder's rights under this Warrant, the Holder may, upon full exercise of this Warrant, at its election, pay the aggregate Exercise Price applicable to such exercise by delivering the Warrant to the Corporation and receiving from the Corporation in return therefor the number of shares of Common Stock having a Current Market Price on the date of exercise equal to the "Current Market Price of this Warrant" as established by Section 0.

         Transfer.

         Permitted Transfers. This Warrant shall be freely transferable, in whole or in part, subject to the limitations specified in Section 0 herein.

         Securities Laws. This Warrant shall not be transferable unless:

         - either a registration statement under the 1933 Act is in effect covering the Warrant or the Corporation has received an opinion from the Corporation's counsel to the effect that such registration is not required, or the Holder has furnished to the Corporation an opinion of Holder's counsel, which counsel shall be reasonably satisfactory to the Corporation, to the effect that such registration is not required; and

         - the proposed transfer complies with any applicable state securities laws.

         In the event Holder seeks an opinion from the Holder's counsel as to transfer without registration, the Corporation shall provide such factual information to Holder's counsel as Holder's counsel may reasonably request for the purpose of rendering such opinion, and such counsel may rely on the accuracy and completeness of such information in rendering such opinion. In the event the Corporation seeks an opinion from the Corporation's counsel as to transfer without registration, the Holder shall provide such factual information to the Corporation's counsel as Corporation's counsel way reasonably request for the


                                                                    Exhibit 4.11
purpose of rendering such opinion, and such counsel may rely on the accuracy and completeness of such information in rendering such opinion.

         Procedure. Subject to the limitations set forth in Section 0, the Holder may transfer this Warrant on the books of the Corporation by surrendering at the principal office of the Corporation at the address set forth in Section
8.2 hereof:

         -        this Warrant;

         - a written assignment of this Warrant, in substantially the form of the Assignment appearing at the end of this Warrant, naming the assignee and duly executed by the Holder; and

         - funds sufficient to pay any stock transfer taxes payable upon the making of such transfer.

         The Corporation shall thereupon execute and deliver a new Warrant in the name of the assignee specified in such instrument of assignment, and if this Warrant is transferred in part, the Corporation shall also execute and deliver in the name of the Holder a new Warrant covering the untransferred portion of this Warrant. Upon issuance of the new Warrant or Warrants, the Warrant surrendered for transfer shall be canceled by the Corporation.

         Expenses. The Corporation shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issue and delivery of any new Warrant under this Article 3.

         Exercise Price and Adjustments.

         Initial Exercise Price. The initial Exercise Price for the Warrant Shares shall be [the average price of the Corporation Common Stock as reported on the "Over the Counter Market" ("OTC BB"), or other nationally recognized market quotation system, for the 20 trading days immediately prior to the closing date of the Acquisition, but in any event not less than $0.25 per share] per share of Common Stock, subject to adjustment as set forth in this Article 4.

         Stock Splits, Stock Dividends and Reverse Stock Splits. If at any time the Corporation shall subdivide (by reclassification, by the issuance of a Common Stock dividend on Common Stock, or otherwise) its outstanding shares of Common Stock into a greater number, the number of shares of Common Stock that may be purchased hereunder shall be increased proportionately and the Exercise Price per share of Common Stock shall be decreased proportionately as of the effective date of such action. The effective date of a stock dividend shall be the date on which the dividend is declared. Issuance of a Common Stock dividend shall be treated as a subdivision of the whole number of shares of Common Stock outstanding immediately before the record date for such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. If at any time the Corporation shall combine (by reclassification or otherwise) its outstanding number of shares of Common Stock into a lesser number, the number of shares of Common Stock that may be purchased hereunder shall be reduced proportionately and the Exercise Price per share of Common Stock shall be increased proportionately as of the effective date of such action.


                                                                    Exhibit 4.11
                                                                          Page 5
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         Dividends Other than in Common Stock or Cash: Other Distributions. If at any time while this Warrant is outstanding the Corporation shall declare or make for the benefit of all holders of its Common Stock any dividend or distribution upon its Common Stock other than ordinary cash dividends or distributions to which Section 0 or 0 apply (whether payable in stock of any class or classes other than its Common Stock or payable in evidences of indebtedness or assets or in rights, options, or warrants or convertible or exchangeable securities), then in each such case the number of shares of Common Stock that may be purchased hereunder shall be determined by multiplying the number of shares of Common Stock theretofore comprising the Warrant Shares by a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock determined in accordance with Section 0 as of the record date for such dividend or distribution and the denominator of which shall be the Current Market Price per share, as so determined, less the fair value as of such date, as reasonably determined by the Board of Directors of the Corporation, of the portion of such dividend or distribution applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive the distribution. In the event the Corporation determines that the adjustment provided for above is unduly difficult or expensive to effect because of difficulties of valuation, the Corporation may, at its option and as an alternative to the adjustment, distribute and place in escrow for the Holder that portion of such dividend or distribution which the Holder would have received had it exercised this Warrant before the declaration of the dividend or the making of the distribution. Upon exercise of this Warrant, the Holder shall receive its portion of the dividend, distribution or rights held is escrow.

         Issuance on Common Stock of Options, Warrants or Rights.

         If at any time while this Warrant is outstanding the Corporation shall grant to all holders of its Common Stock any rights, options or warrants (referred to in this Section 0 as "Rights") entitling them to purchase shares of Common Stock at a price per share that is lower at the record date for such issuance than the Current Market Price of the Common Stock on such date determined in accordance with Section 0, (i) the number of shares of Common Stock that may be purchased hereunder shall be adjusted by multiplying the number of Shares of Common Stock theretofore comprising the Warrant Shares by a fraction of which the numerator shall be the number of shares of Common Stock outstanding or subject to issuance other than pursuant to the Rights as of such record date (the "Existing Stock") plus the number of shares subject to issuance pursuant to the Rights and the denominator of which shall be the number of shares of Existing Stock plus the number of shares which the aggregate exercise price of the Rights would purchase at the then Current Market Price per share of Common Stock; and (ii) the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which is equal to the number of shares of Common Stock that could be purchased hereunder immediately prior to the adjustment contemplated by
Section 00(i) and the denominator of which is equal to the number of shares of Common Stock that can be purchased hereunder immediately following such adjustment. Such adjustments shall be made whenever Rights are issued and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such Rights. In the event the Corporation determines that the adjustments provided for above in this Section are unduly difficult or expensive to effect because of difficulties of valuation, the Corporation may, at its option and as an alternative to the adjustment, grant and convey to the Holder the Rights which the Holder would have received had it exercised this Warrant before issuance of the Rights.


                                                                    Exhibit 4.11
                                                                          Page 6
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         On the expiration or termination of any of the Rights, the number of shares of Common Stock then purchasable upon the exercise of each Warrant and the Exercise Price then in effect shall be subject to readjustment and the number of shares of Common Stock subject to the Warrants shall forthwith be decreased and the Exercise Price under the Warrants shall forthwith be increased to that which would have been in effect at the time of such expiration or termination had such Rights, to the extent outstanding immediately prior to such expiration or termination, never been issued.

         Anti-dilution Adjustment.

         In case the Corporation shall at any time after the date of this Warrant issue for consideration any shares of Common Stock at a per-share price less than the Current Market Price, or any securities or rights (such other securities or rights herein called "Common Stock Equivalents") convertible into Common Stock or entitled to receive Common Stock or any other equity security entitled to participate with the Common Stock in the earnings or assets of the Corporation (but not any equity security entitled to a fixed preference in such earnings or assets rather than a participation therein) for a price per share (including both the purchase price of such Common Stock Equivalents and any additional amount required to be paid upon the exercise thereof) less than the per share Current Market Price (i) the Exercise Price shall forthwith be reduced by multiplying it by a fraction:

         The numerator of which is equal to the sum of

                  (x) the total number of shares of Common Stock outstanding immediately prior to such issuance (including the Warrant Shares) multiplied by the Current Market Price of the Common Stock,

                  (y) the total number of additional shares of Common Stock so sold multiplied by the price per share, if any, for which such shares are sold, and

                  (z) the aggregate amount paid for the Common Stock Equivalents so sold plus the aggregate amount subsequently required to be paid upon the exercise of such Common Stock Equivalents to acquire the subject shares of Common Stock (for the purpose of this Section 4.5, the sum of (x), (y) and (z) to be referred to as the "Numerator").

and:

         The denominator of which is equal to the total number of shares of Common Stock (including the Warrant Shares) deemed to be outstanding immediately after the issuance of such additional shares of Common Stock or Common Stock Equivalents multiplied by the Current Market Price of the Common Stock (for the purpose of this Section 4.5, the "Denominator").

         provided, however, that should the Numerator be equal to or greater than the Denominator, the Exercise Price shall remain unchanged for the purpose of this Section 4.5(a).

         (ii) The number of Warrant Shares shall be increased to an amount equal to the result obtained by (x) multiplying the number of Warrant Shares by the Exercise Price in effect immediately before the adjustments contemplated by this Section 0 and (y) dividing by the Exercise Price in effect immediately after the adjustment contemplated by this Section 0.


                                                                    Exhibit 4.11
                                                                          Page 7
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         For purposes of clause (i) of Subsection 00, the total number of shares of Common Stock deemed to be outstanding shall include that number of shares of Common Stock actually outstanding plus that number of shares of Common Stock then issuable under this Warrant plus that number of shares of Common Stock then issuable pursuant to the terms of the Common Stock Equivalents.

         For purposes of this Section 0, the price per share for which additional shares of Common Stock and Common Stock Equivalents are issued or sold shall, to the extent such price consists of cash, be computed on the basis of the amount of cash received by the Corporation (and in the case of Common Stock Equivalents, such amount plus the amount of cash required to be paid to acquire additional shares of Common Stock), after deduction of any expenses payable by the Corporation and any underwriting or similar commissions, compensations or concessions paid or allowed by the Corporation in connection with such issue or sale. To the extent that the consideration for such additional shares and Common Stock Equivalents is property or services other than cash, the amount thereof shall be the value received by or required to be paid to the Corporation as fixed in good faith by the Board of Directors of the Corporation.

         Upon the expiration unexercised of the entitlement to receive shares of Common Stock under any Common Stock Equivalents the issuance of which resulted in an adjustment to the Exercise Price under this Section 0, then the Exercise Price shall thereupon be increased by the amount that the issuance or sale of such Common Stock Equivalent caused the Exercise Price to be decreased (subject to any applicable adjustment hereunder) and thereafter adjustments will be made to the Exercise Price in accordance with this Section 0.

         Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Corporation while this Warrant remains outstanding, the Holder of this Warrant shall thereafter be entitled to purchase pursuant to this Warrant (in lieu of the kind and number of shares of Common Stock comprising Warrant Shares that such Holder would have been entitled to purchase or acquire immediately before such reorganization or reclassification) the kind and number of shares of stock of any class or classes or other securities or property for or into which such shares of Common Stock would have been exchanged, converted, or reclassified if the Warrant Shares had been purchased immediately before such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolution of the Board of Directors of the Corporation) shall be made with respect to the rights and interest thereafter of the Holder of this Warrant, to the end that all the provisions of this Warrant (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

         When Adjustment Is Not Required. No adjustment in the Exercise Price or the numbers of Warrant Shares need be made under this Article 4 in connection with any of the following:

         A change in the par value of the Common Stock; provided, however, that in no event shall the Corporation increase the par value of the Common Stock to an amount greater than the Exercise Price that would be in effect subsequent to the transaction in which the par value would be increased.

         A grant of employee stock options or other stock awards or plans (i) which are exercisable at the current market price of the Common Stock at the date of such award (calculated in accordance with any such option plan) and (ii) which in the aggregate do not exceed 10% of the outstanding Common Stock of the Corporation, on a fully diluted basis. Any employee stock options granted


                                                                    Exhibit 4.11
         which exceed such percentage shall be considered in connection with the adjustments under Section 0.

         Statement of Adjustment of Warrant Shares. Whenever the number or kind of shares comprising the Warrant Shares or the Exercise Price is adjusted pursuant to this Article 4, the Corporation shall promptly give notice to the Holder of record of the outstanding Warrant, stating that such an adjustment has been effected and setting forth the number and kind of shares purchasable and the amount of the then-current Exercise Price, and stating in reasonable detail the facts requiring such adjustment and the calculation of such adjustment.

         No Other Adjustments. No adjustments in the number or kind or price of shares constituting Warrant Shares shall be made except as provided in this
Article 4.

         Covenants of the Corporation.

         The Corporation covenants and agrees that:

         Adjustment of Par Value. Before taking any action that would cause an adjustment reducing the Exercise Price per share below the then par value of the shares of Warrant Shares issuable upon exercise of the Warrant, the Corporation will take any corporate action that may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Warrant Shares at such adjusted price.

         Notice of Certain Significant Events. In case the Corporation proposes:

         - to pay any dividend, payable in stock (of any class or classes) or in convertible securities, upon its Common Stock or to make any distribution (other than ordinary cash dividends) to the holders of its Common Stock; or

         - to subdivide as a whole (by reclassification, by the issuance of a stock dividend on Common Stock, or otherwise) the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, with or without par value; or

         - to grant to the holders of its Common Stock generally any rights or options; or

         - to effect any capital reorganization or reclassification of capital stock of the Corporation; or

         - to consolidate with, or merge into, any other corporation or business or transfer its property as an entirety or substantially as an entirety; or

         - to effect the liquidation, dissolution or winding up of the Corporation; or

         - to make any other fundamental change in respect of which the Holder of this Warrant would have been entitled to vote, pursuant to voting rights which are required to be afforded to the Holder under the corporation law of Delaware, if this Warrant had been previously exercised;

then the Corporation shall cause notice of any such intended action to be given to the Holder of record of this Warrant (i) not less than 60 days before the date on which the transfer books of the Corporation shall


                                                                    Exhibit 4.11
close or a record be taken for such stock dividend, distribution, granting of rights or options or for determining rights to vote in respect of any fundamental change, including any capital reorganization, reclassification, consolidation, merger, transfer, liquidation, dissolution, winding up or any other fundamental change, and (ii) in the case of any such capital reorganization, reclassification, consolidation, merger, transfer, liquidation, dissolution, winding up, or other fundamental change, not less than 30 days before the same shall be effective.

         Limitation of Right or Liability.

         No provision of this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive dividends or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Corporation or any other matter whatsoever as a stockholder of the Corporation. In the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, no provision hereof shall give rise to any liability of such Holder for the purchase price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

         Certain Mergers: Liquidation.

         Continuation of Warrant. Except as provided in Section 0, in the event that the Corporation proposes to consolidate with, or merge into, any other corporation or business or to transfer its property as an entirety or substantially as an entirety, or to effect the liquidation, dissolution or winding up of the Corporation, or to change the Common Stock in any manner (other than to change its par value, subject to Sections 0 and 0 hereof), then after the Corporation causes notice of such proposed action to be given to the Holder of record as provided in Section 0, the Holder shall be entitled, on or before the effective date of such merger, consolidation, transfer, liquidation, dissolution, winding up, or change, to require the Corporation of the successor or purchasing entity, as the case may be, to (a) execute with the Holder an agreement providing that the Holder shall have the right thereafter and throughout the then remaining term of this Warrant, upon payment of the Exercise Price per Warrant Share in effect immediately prior to such action to purchase with respect to each share of Warrant Shares issuable upon exercise of this Warrant the kind and amount of shares of stock and other securities, property (including cash) or any combination thereof which the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger, sale, conveyance, or change had this Warrant been exercised with respect to such share of the Warrant Shares immediately prior to such action and (b) make effective provision in its Certificate of Incorporation or otherwise, if necessary, in order to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Article 4 of this Warrant. The provisions of this Section 0 shall similarly apply to successive consolidations, mergers, sales, conveyances, or changes.

         Exception. Section 0 shall not apply to a consolidation or merger with a Person in which the Corporation is the surviving entity.

         Miscellaneous.

         Governing Law. The rights of the parties arising under this Warrant shall be construed and enforced under the laws of the State of Delaware without giving effect to any choice of law or conflict of law rules.


                                                                    Exhibit 4.11

         Notices. Any notice or other communication required or permitted to be given or delivered pursuant to this Warrant shall be in writing and shall be deemed effective as of the date of receipt if delivered personally or by facsimile transmission (if receipt is confirmed by the facsimile operator of the recipient), or delivered by overnight courier service or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address in the United States for a party as shall be specified by like notice; provided that notices of change of address shall be effective only upon receipt thereof):

                  (i) to the Holder as follows:

                  Attn:
                  Facsimile No.:

                  copies to:

                  (ii) to the Corporation as follows:

                  U.S. Technologies Inc.
                  1130 Connecticut Ave., NW
                  Suite 700
                  Washington, DC 20036
                  Attn: Gregory Earls
                  Facsimile Number: (202) 466-4557

                  with copies to:

                  Shaw Pittman
                  2300 N Street, N.W.
                  Washington, DC 20037
                  Attn: Gregory Feis, Esq.
                  Facsimile Number: (202) 663-8007

         Severability. If any provision of this Warrant shall be held invalid, such invalidity shall not affect any other provision of this Warrant that can be given effect without the invalid provision, and to this end, the provisions hereof are separable.

         Headings. The headings in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

         Amendment. This Warrant cannot be amended or modified except by a written agreement executed by the Corporation and the Holder.

         Assignment. This Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns except that no party may assign or transfer its rights or obligations under this Warrant to the extent explicitly prohibited herein.


                                                                    Exhibit 4.11

         Entire Agreement. This Warrant, together with its attachments, contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained.


                                                                    Exhibit 4.11

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed in its name by its President or a Vice President thereunto duly authorized.



Dated:
       -----------------------------

                                       U.S. TECHNOLOGIES INC.



                                       By:
                                          -------------------------------------
                                       Gregory Earls
                                       Chairman and CEO


                                                                    Exhibit 4.11

                               SUBSCRIPTION NOTICE

         The undersigned, the Holder of a Common Stock Purchase Warrant issued by U.S. Technologies Inc. pursuant to the Merger Agreement dated as of _____________, 2001 among U.S. Technologies Inc., Yazam.com Inc., and U.S. Technologies Acquisition Co., hereby elects to exercise purchase rights represented by such Warrant for, and to purchase thereunder, _______ shares of the Common Stock covered by such Warrant and herewith makes payment in full therefor of ___________ and requests that certificates for such shares (and any securities or the property issuable upon such exercise) be issued in the name of and delivered to ___________________________________________________________,
whose address is

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------.

         If said number of shares of Common Stock is less than the number of shares of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant representing the balance of the Warrant Shares be registered in the name of and issued and delivered to ______________________________________________________________, whose address is

-----------------------------------------------------------------------

-----------------------------------------------------------------------.

         The undersigned hereby agrees to pay any transfer taxes on the transfer of all or any portion of the Warrant or Warrant Shares requested herein that is issued to a Person other than the undersigned Holder.

         The undersigned agrees that, in the absence of an effective registration statement with respect to Common Stock issued upon this exercise, the undersigned is acquiring such Common Stock for investment and not with a view to distribution thereof and the certificate or certificates representing such Common Stock may bear a legend substantially as follows: "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred except as provided in
Article 3 of the Common Stock Purchase Warrant issued by U.S. Technologies Inc. on [______________, 2001], a copy of which is on file at the principal office of U.S. Technologies Inc."



                                       ----------------------------------------


Date:
      ---------------------


                                                                    Exhibit 4.11

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers
unto [Name and Address] the rights with respect to        Warrant Shares
     ------------------                            ------
represented by the foregoing Common Stock Purchase Warrant issued by U.S.
Technologies Inc. on [date] , and appoints            , its attorney to transfer
                     ------                -----------
said rights on the books of said corporation, with full power of substitution in the premises.



                                       ----------------------------------------
                                       Signature guaranteed:


Date:
     ----------------------


                                                                    Exhibit 4.11
                                                                         Page 15